SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2006
---------------------------------
Date of Report
(Date of Earliest Event Reported)

Conversion Solutions Holdings Corp.
------------------------------------------------------
(Exact Name of Registrant as Specified in its Charter)

125 Town Park Drive Suite 300 Kennesaw, GA 30144
---------------------------------------------------------------------------------------------------
(Address of principal executive offices)

(770) 420-8270
--------------------------------------------------------------------------
(Registrant's telephone number, including area code)

N/A
------------------------------------------------------------------------------
(Former name and former address, if changed since last report)

Delaware	000-13910	43-2109079
---------------	------------	-------------------
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Item 4.01 Change in Registrant's Certifying Accountant

On September 8, 2006, the Company executed an engagement letter with Thomas Benson, Certified Public Accountant of 4599 Mistywood Drive Okemos MI 48664 to audit the consolidated financial statements of the Company for its fiscal year ending June 30, 2006, and the related statements of income, stockholders' equity, and cash flows for the year then ending. The Board of Directors approved the appointment of Thomas Benson, effective September 8, 2006.

There are no disagreements between the Registrant and the prior appointed C.P.A. David S. Hall, P.C., located at 100 Crescent Court, suite 700, Dallas, Texas 75201, on any matters of accounting principals or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant would cause it to make reference to the subject matter of the disagreement(s) in connection with its reports.

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 8, 2006	Conversion Solutions Holdings Corp.
a Delaware corporation

By: /s/ Rufus Paul Harris
Rufus Paul Harris, Chief Executive Officer

Exhibit 99

 Conversion Solutions Holdings Corp updates shareholders and files 8-K on current events

KENNESAW, Ga., September 8, 2006 -- Conversion Solutions Holdings Corp (OTC BB: CSHD), a Delaware Corporation announces the following current events have taken place.

On September 8, 2006, the Company executed an engagement letter with Thomas Benson, Certified Public Accountant of 4599 Mistywood Drive Okemos MI 48664 to audit the consolidated financial statements of the Company for its fiscal year ending June 30, 2006, and the related statements of income, stockholders' equity, and cash flows for the year then ending. The Board of Directors approved the appointment of Thomas Benson, effective September 8, 2006.

There are no disagreements between the Registrant and the prior appointed C.P.A. David S. Hall, P.C., located at 100 Crescent Court, suite 700, Dallas, Texas 75201, on any matters of accounting principals or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant would cause it to make reference to the subject matter of the disagreement(s) in connection with its reports.

The Official Merger date has been set for Wednesday, September 13, 2006 at the close of the trading day. At that time the corporation will receive the Non-Objecting Beneficial Owners (NOBO) from ADP Automatic Data Processing Inc. located at 51 Mercedes Way Edgewood, NY 11717 allowing the conclusion of the FHAL shareholder list for the completion of the Audited 10-K.

Note to Waatle Holdings Corp Convertible Note Holders; shareholders, Conversion Solutions, Inc Convertible Note Holders; shareholders and all Subsidiary shareholders; we will be providing documentation for your conversion to Conversion Solutions Holdings Corp on our Web site www,cvsu,us within the next week.

"The coordination with the various agencies and organization for the merger closure has been an extended process, which I take full responsibility for. My original time frames were very aggressive, my thought process was to increase the pressure on the various agencies and organizations and push this merger through as soon as possible to prevent the organizes market operations from maneuvering your shares out of your possession. I hope that I was successful. Things will now start to move at a fast pace for all involved, so Thank You for hanging in there and for being a Conversion Solutions Holdings Corp shareholder." Stated CEO Rufus Paul Harris

About Conversion Solutions Holdings Corp

CSHD is a diversified holdings corporation, which was formed to originate, fund and source funding for asset-based transactions in the private market. CSHD's main service will be to acquire, fund and provide insurance to target companies in the currently underserved $15,000,000 to $100,000,000 asset finance market. Our funding will enable our businesses to compete more effectively, improve operations and increase value. CSHD is headquartered in Kennesaw, Georgia, a suburb of Atlanta. For more information, please visit us at www,cvsu,us.

Contact:	Rufus Paul Harris